EXHIBIT 32.1
CERTIFICATION
I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2006 of Lexar Media, Inc. (the “Form 10-Q”), the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

By:	/s/ Eric B. Stang
Eric B. Stang
President, Chief Executive Officer and Chairman of the Board of Directors, Lexar Media, Inc.

I, Michael P. Scarpelli, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Executive Vice President and Chief Financial Officer, Lexar Media, Inc.

Date: May 9, 2006